Exhibit 16.1


Webb & Company, P.A.
Certified Public Accountants


                                                               February 27, 2006


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Eline Entertainment Group. Inc.
    File Ref. No 000-30451


We have read the statements of Eline Entertainment Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K/A dated January 7, 2006 and agree with such statements as they pertain to our firm, except, we have not performed any procedures related to the October 31, 2005 financial statements referred to in Paragraph two and item three of paragraph two.





                                        Regards,



                                        /s/ Webb & Company, P.A.


________________________________________________________________________________
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